As filed with the Securities and Exchange Commission on July 24, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Lineage, Inc.

(Exact name of registrant as specified in its governing instruments)

46500 Humboldt Drive

Novi, Michigan 48377

(800) 678-7271

(Address, including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Natalie Matsler

Chief Legal Officer

46500 Humboldt Drive

Novi, MI 48377

(800) 678-7271

(Name, Address, including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Julian T.H. Kleindorfer, Esq. Lewis W. Kneib, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071-1560 (213) 485-1234	Scott C. Chase, Esq. David H. Roberts, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-280470)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Lineage, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the Registrant’s prior registration statement on Form S-11 (File No. 333-280470), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on July 24, 2024.

The Registrant is filing this registration statement for the sole purpose of registering the sale of an additional 11,364,358 shares of common stock of the Registrant, which includes 1,482,307 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed in Part II, Item 36 of this registration statement and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits.

(B) Exhibits: The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit Number	Description of Exhibit

5.1	Opinion of Venable LLP

8.1	Opinion of Latham & Watkins LLP with respect to tax matters

23.1	Consent of KPMG LLP as to the consolidated financial statements of Lineage, Inc.

23.2	Consent of Venable LLP (contained in Exhibit 5.1)

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

23.4	Consent of CBRE, Inc.

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-11 (File No. 333-280470), originally filed with theCommission on June 26, 2024 and incorporated herein by reference).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, Michigan, on this 24th day of July, 2024.

LINEAGE, INC.

By:	/s/ Greg Lehmkuhl
Greg Lehmkuhl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Lehmkuhl Greg Lehmkuhl	President and Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2024

/s/ Rob Crisci Rob Crisci	Chief Financial Officer (Principal Financial Officer)	July 24, 2024

/s/ Abigail Fleming Abigail Fleming	Chief Accounting Officer (Principal Accounting Officer)	July 24, 2024

/s/ Adam Forste Adam Forste	Co-Executive Chairman	July 24, 2024

/s/ Kevin Marchetti Kevin Marchetti	Co-Executive Chairman	July 24, 2024

/s/ Shellye Archambeau Shellye Archambeau	Director	July 24, 2024

/s/ John Carrafiell John Carrafiell	Director	July 24, 2024

/s/ Joy Falotico Joy Falotico	Director	July 24, 2024

/s/ Luke R. Taylor Luke R. Taylor	Director	July 24, 2024

/s/ Michael Turner Michael Turner	Director	July 24, 2024

/s/ Lynn Wentworth Lynn Wentworth	Director	July 24, 2024

/s/ James Wyper James Wyper	Director	July 24, 2024